EXHIBIT A


            [FORM OF CONVERTIBLE SHAERS CERTIFICATE OF DESIGNATIONS]


                         CERTIFICATE OF DESIGNATIONS OF

 1,000,000 SHARES OF 7.25% CONVERTIBLE CUMULATIVE PARTICIPATING PREFERRED SHARES
                          OF SCOTTISH RE GROUP LIMITED

      Pursuant to Article [6] of the Articles of Association of the Company



     SCOTTISH RE GROUP LIMITED, a Cayman Islands exempted company (the "Company"), certifies that pursuant to the authority contained in clause [6] of its Memorandum of Association and Article [6] of its Articles of Association, the Board of Directors of the Company (the "Board of Directors"), on ___________, duly approved and adopted the following resolutions, which resolutions remain in full force and effect on the date hereof:

     RESOLVED, that the issue by the Company of 1,000,000 shares of the Company's 7.25% Convertible Cumulative Participating Preferred Shares, par value $0.01 per share, with an issue price and liquidation preference of $600 per share (the "Stated Value") and designated "7.25% Convertible Cumulative Participating Preferred Shares" (the "Preferred Shares") hereby is authorized and approved;

     RESOLVED FURTHER, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Shares, including the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in this Certificate of Designations.

     Certain defined terms used in this Certificate of Designations have the meaning assigned thereto in Section 12.

     Section 1. Ranking. The Preferred Shares shall rank, with respect to payment of dividends and distribution of assets upon a Liquidation Event: (i) senior to the ordinary shares, par value $0.01 per share, of the Company (the "Ordinary Shares"), whether now outstanding or hereafter issued, and to each other class or series of shares of the Company established by the Board of Directors after the date hereof, the terms of which do not expressly provide that such class or series ranks senior to or pari passu with the Preferred Shares as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as "Junior Shares"); (ii) pari passu with each class or series of shares of the Company (including any series of preferred shares established after the date hereof by the Board of Directors), the terms of which expressly provide that such class or series ranks pari passu with the Preferred Shares as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as "Parity Shares"); and (iii) junior to each other class or series of the Company's securities outstanding on the date of approval and adoption of this Certificate of Designations by the Board


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of Directors that ranks senior to the Ordinary Shares, and to each class or series of shares of the Company (including any series of preferred shares established after the date of approval and adoption of this Certificate of Designations by the Board of Directors), the terms of which expressly provide that such class or series ranks senior to the Preferred Shares as to payment of dividends and distribution of assets upon a Liquidation Event and all classes of preferred shares of the Company issued and outstanding as of the date of approval and adoption of this Certificate of Designations by the Board of Directors (collectively referred to as "Senior Shares"). The Company's ability to issue, authorize or increase the authorized amount of Parity Shares or Senior Shares shall be subject to the provisions of Section 4.

     Section 2. Dividends. Accretion Dividends. Subject to applicable law, dividends on the Preferred Shares shall be cumulative and accrete daily on a non-compounding basis, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, at the rate per annum of 7.25% per share on the Stated Value in effect at the date of the initial issuance of the Preferred Shares (the "Issue Date"). Dividends pursuant to this Section 2(a) will be made solely by increasing the Stated Value by the amount of the dividend then due, without any further action by the Company. The amount of dividends accreting will be computed on the basis of a 360-day year consisting of twelve 30-day months for actual days elapsed.

     (b) Participation Rights in Ordinary Share Dividends. If the Company shall fix a record date for the making of any dividend or distribution of any sort or kind to holders of Ordinary Shares, including, without limitation, distributions of evidences of Indebtedness, assets (including cash), other property or Ordinary Shares or other securities in the Company or rights, options or warrants with respect thereto, each Holder of Preferred Shares shall be entitled to receive a distribution equal to the distribution such Holder would have been entitled to receive if such Holder had exercised its right to convert all of its Preferred Shares for Ordinary Shares pursuant to Section 6 immediately prior to the dividend record date with respect to such dividend or distribution. The payment made to Holders of Preferred Shares under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Ordinary Shares, and the accreted value of the Stated Value, as provided in
Section 2(a), above, shall be contemporaneously reduced to the extent of any such dividend or distribution paid in cash or in property other than securities of the Company or its Subsidiaries or rights, options or warrants with respect thereto (which value, in the event of a distribution other than cash, shall be a fair market value reasonably determined by the Company, subject to the reasonable agreement of the Holders of Preferred Shares).

     (c) No Other Dividend Rights. Other than as provided in this Section 2, (i) no dividends shall be payable to the Holders of Preferred Shares and (ii) no dividends or distributions shall be made on the Preferred Shares without the same being paid to the holders of Ordinary Shares.



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     Section 3. Liquidation Preference.

     (a) Liquidation Event. In the event of any voluntary or involuntary liquidation (in bankruptcy or otherwise), dissolution or winding-up of the Company (each, a "Liquidation Event"), each Holder of Preferred Shares, by reason of its ownership thereof, shall be entitled to receive out of the assets of the Company available for distribution to shareholders of the Company, prior and in preference to any payment or distribution of assets of the Company to the holders of its Ordinary Shares or any other Junior Shares, but after any distribution on any of the Company's Indebtedness or Senior Shares, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to the Preferred Shares held by such Holder, or (ii) the amount that such Holder would have been entitled to receive with respect to such Liquidation Event if it had exercised its right to convert all of its Preferred Shares into Ordinary Shares pursuant to Section 6 immediately prior to such Liquidation Event. The "Liquidation Preference" of the Preferred Shares shall be the initial Stated Value thereof, as adjusted for (x) the accretion of dividends provided in
Section 2(a), above, subject to the provisions of Section 12(h) below, and (y) any payment of dividends or distributions as provided in Section 2(b), above, in each case through the date of payment of the Liquidation Preference.

     (b) Change of Control.

          (i) In addition to the rights of the holders of Preferred Shares under
Section 3(b)(ii), below, upon a Change of Control (as defined below) of the Company, each Holder of Preferred Shares shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the Change of Control Redemption Price. No sooner than 20 Business Days nor later than 10 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each Holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 Business Days prior to a Change of Control, at any time on or after the date which is 10 Business Days prior to a Change of Control) and ending on the date of such Change of Control, any Holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (1) the number of Preferred Shares that such Holder is submitting for redemption, and (2) the applicable Change of Control Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any Holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each Holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control and the relevant Preferred Shares shall thereupon be redeemed and cancelled. Payments provided for in this Section 3(b) shall have


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priority to payments to other shareholders (other than holders of Senior Shares)
in connection with a Change of Control. Subject to the Liquidation Preference described in this Section 3(b)(i), upon a Change of Control, such number of Preferred Shares that a Holder is submitting for redemption pursuant to the Notice of Redemption Upon Change of Control shall be exchanged for the consideration owing to the Holders of such Preferred Shares as a result of such Change of Control.

          (ii) In addition to the rights of the Holders of Preferred Shares under Section 3(b)(i) and to the extent such Holder elects not to exercise all or any portion of its rights thereunder, prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Change of Control following which the Company is not the surviving entity, the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Change of Control (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the Holders of at least a majority of the Preferred Shares then outstanding) to deliver to each Holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a ranking, stated value and liquidation preference equal to the ranking, Stated Value and the Liquidation Preference of the Preferred Shares held by such Holder at the time of exchange, and otherwise reasonably satisfactory to the Holders of at least a majority of the Preferred Shares then outstanding. In addition to the rights of the holders of Preferred Shares under Section 3(b), prior to the consummation of any other Change of Control, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least a majority of the Preferred Shares then outstanding) to insure that each of the Holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Ordinary Shares immediately theretofore acquirable and receivable upon the conversion of such Holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Change of Control with respect to or in exchange for the number of Ordinary Shares which would have been acquirable and receivable upon the conversion of such Holder's Preferred Shares as of the date of such Change of Control (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

     (c) Manner of Distribution. In the event the assets of the Company available for distribution to Holders upon any Liquidation Event or Change of Control of the Company shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3(a) or Section 3(b)(i), as applicable, no such distribution shall be made on account of any Junior Shares and no such distribution shall be made on account of any Parity Shares upon such Liquidation Event or Change of Control unless proportionate amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Shares are entitled upon such Liquidation Event or Change of Control, with amounts allocable to each class or series of such shares determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each class or series and accrued dividends to which each class or series is entitled. After the payment to the Holders of

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the full preferential amounts provided for above, the Holders as such shall have no right or claim to any of the remaining assets of the Company.

     Section 4. Voting Rights. Except as may be otherwise provided in this Certificate of Designations or required by law, the Preferred Shares shall be entitled to notice of, attend and vote at all general meetings of the Company as a single class with all other shareholders entitled to notice of, attend and vote at such general meetings of the Company on the same terms as the holder of an Ordinary Share. At any such general meeting, each Holder shall have the number of votes for each Preferred Share held by such Holder equal to the whole number of Ordinary Shares into which such Preferred Share may be converted pursuant to Section 6 as of the record date for the vote. In addition to voting rights specifically required by the Companies Law from time to time, Holders of Preferred Shares have the right to vote on all matters voted upon by the holders of Ordinary Shares. Each Holder of Preferred Shares shall be entitled to notice of any general meeting of the Company.

     (b) So long as any Preferred Shares are outstanding, in addition to any other vote of shareholders of the Company required under applicable law or the Memorandum of Association or Articles of Association of the Company, the prior approval or written consent, in accordance with applicable law and the Articles of Association and Memorandum of Association of the Company, of the Holders of a majority in interest of the outstanding Preferred Shares (or, if a greater percentage is required pursuant to applicable law, such greater percentage), voting separately as a class, will be required for the Company, or for the Company to permit any of its Subsidiaries, (i) to create, issue, authorize or increase (including by way of a recapitalization) the authorized amount of, or create, issue or authorize any obligation or security convertible into, or exercisable or exchangeable for, or evidencing a right to purchase, any Preferred Shares, Parity Shares or Senior Shares, or any preferred shares of any Subsidiary of the Company, whether any such creation or authorization shall be by means of amendment of the Memorandum of Association, Articles of Association (whether by way of a certificate of designations or otherwise) or of this Certificate of Designations or by merger, consolidation or otherwise or redeem any Junior Shares or any Senior Shares or Parity Shares that are not outstanding as of the date hereof other than in accordance with its terms, (ii) to approve or make any amendment to the terms of the Preferred Shares or the Certificate of Designations, (iii) for any amendment, alteration, change, repeal or waiver of any provision of the Memorandum of Association or Articles of Association of the Company, (iv) for any Change of Control or Liquidation Event, or for any voluntary bankruptcy, insolvency or receivership other than a Liquidation Event or to purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, (v) to reclassify any authorized shares of the Company into any Preferred Shares, Parity Shares, Senior Shares, or any obligation or security convertible into or, exercisable or exchangeable for, or evidencing a right to purchase any, Preferred Shares, Parity Shares or Senior Shares, (vi) for any transaction that could or could reasonably be expected to, individually or in the aggregate, adversely affect or impair the rights, privileges or preferences of the Holders of the Preferred Shares in such capacity, (vii) to create, incur, assume, guarantee, suffer to exist or otherwise become or remain


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liable with respect to any Indebtedness in excess of $10,000,000 in aggregate, or (viii) enter into any contract, agreement, commitment or understanding with respect to any of the foregoing.

     Section 5. Mandatory Conversion. On the ninth anniversary of the Issue Date (the "Mandatory Conversion Date"), in accordance with and subject to applicable law, each of the Preferred Shares shall automatically be converted into 150 Ordinary Shares, as adjusted pursuant to Section 7 and Section 8 (the "Conversion Amount"), with any resulting fractional Ordinary Shares to be settled in accordance with Section 13 (a "Mandatory Conversion").

     (b) On and after the Mandatory Conversion Date, dividends will cease to accrue on the Preferred Shares and all rights of Holders will terminate except for the right to receive the number of whole Ordinary Shares issuable upon conversion thereof at the Conversion Amount then in effect and cash in lieu of any fractional Ordinary Shares, settled in accordance with Section 18.

     Section 6. Conversion at the Option of the Holder. Each Preferred Share is convertible, in whole or in part, at any time and form time to time, at the option of the Holder thereof ("Optional Conversion"), and in accordance with and subject to applicable law and this Certificate of Designations, into the number of whole Ordinary Shares equal to the Conversion Amount then in effect, with any resulting fractional Ordinary Shares to be settled in accordance with Section 13.

     (b) The conversion right of a Holder shall be exercised by the Holder of Preferred Shares by the surrender to the Company of the certificates representing the Preferred Shares to be converted at any time during usual business hours at its principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Company that the Holder elects to convert all or a portion of the Preferred Shares represented by such certificate and specifying the name or names (with address) in which a certificate or certificates representing Ordinary Shares are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the Holder or its duly authorized legal representative and such documentation necessary to give effect to the transfer under applicable law. The date on which a Holder satisfies the foregoing requirements for conversion is referred to herein as the "Conversion Date." Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of the Ordinary Shares issuable upon conversion of such Holder's Preferred Shares notwithstanding that the share register of the Company may then be closed or that certificates representing such Ordinary Shares shall not then be actually delivered to such Holder. On the Conversion Date all rights with respect to the Preferred Shares so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to (i) receive certificates representing the number of whole Ordinary Shares into which such Preferred Shares have been converted and cash, in lieu of any fractional Ordinary Shares, in accordance with Section 13 hereof and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares.


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     (c) The Company may, in accordance with and subject to applicable law and the Company's Articles of Association, give effect to any conversion of Preferred Shares contemplated by this Certificate of Designations by such of the methods (or a combination thereof) described in Section 6(d) as the Board of Directors (or any committee thereof) may in its discretion determine, provided that any transaction pursuant to Section 6(d)(i) considered a redemption for Cayman Islands law purposes shall be effected in a manner such that it is considered a conversion, rather than a redemption, for United States securities law purposes. For the purposes of Section 6(d)(i), the value due to a holder in respect of a Preferred Share surrendered by the holder in respect of any mandatory redemption of such Preferred Share in connection with a related conversion into Ordinary Shares pursuant to Section 6(d)(i)(a) shall be such amount as shall be required in order to subscribe the relevant number of Ordinary Shares due to such holder in respect of such conversion.

     (d) The Board of Directors or any committee thereof may in its discretion determine to give effect to any conversion of Preferred Shares contemplated in this Certificate of Designations by either of the following methods as it may determine are appropriate (or a combination thereof):

          (i) by redeeming mandatorily the converting Preferred Shares and in consideration therefor issuing fully-paid Ordinary Shares in the relevant number calculated by reference to the relevant provisions specified in the Certificate of Designations to the holder whose Preferred Shares are being redeemed (including without limitation (a) by way of the automatic application of any value otherwise due to the holder of Preferred Shares in respect of the mandatory redemption of the Preferred Shares towards the payment up of the relevant amount of Ordinary Shares or (b) subject to shareholder resolution, by declaring a capitalisation issue of fully paid up Ordinary Shares in the relevant amounts in accordance with the Company's Articles of Association); and/or

          (ii) provided that the total nominal par value of the Preferred Shares being converted is equal to the total nominal par value of the Ordinary Shares into which they convert, by re-designating Preferred Shares as Ordinary Shares and upon such redesignation, each such Preferred Share to be converted shall be re-designated as an Ordinary Share of that class into which it is converted with the rights, privileges, terms and obligations of such class and the converted Ordinary Share shall thenceforth form part of the class of Ordinary Shares into which it was converted for all purposes hereof).

     In all such cases the form, manner, timing and execution of the conversion shall, subject to the provisions set out in this Certificate of Designations, occur in such ways as are determined by the Board of Directors or any committee thereof.

     Section 7. Adjustments in Respect of Indemnification. In case of any final determination that any Holder of the Preferred Shares or any of its affiliates, member, partners, directors, shareholders and their respective officers, directors, employees, agents, advisers and representatives are entitled to indemnification from the Company for Losses pursuant to Article IX of the Securities Purchase Agreement, dated as of November 26, 2006 (the "Acquisition

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Agreement"), by and among the Company, MassMutual Capital Partners LLC and SRGL
Acquisition, LLC, other than in respect of any out-of-pocket fees and expenses (which, pursuant to the terms of the Acquisition Agreement, shall be reimbursed in cash), the Conversion Amount shall be increased to account for all such Losses (as determined in accordance with and subject to the limitations in the Acquisition Agreement) to a number of Ordinary Shares equal to the quotient of the initial aggregate Stated Value of the Preferred Shares (i.e., $600,000,000) divided by the Adjusted Conversion Price. Notwithstanding anything herein to the contrary, the Company shall not effect and shall have no obligation to effect any conversion of Preferred Shares, and no holder of Preferred Shares shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the Company would be required to apply "push-down accounting" under then current GAAP or securities laws, including the rules and regulations promulgated by the Securities and Exchange Commission. For purposes of this Section 7, in determining the number of outstanding Ordinary Shares, a holder may rely on the number of outstanding Ordinary Shares as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than three Business Days following the receipt of such notice, confirm in writing to any such holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to conversions of Preferred Shares by such holder and its affiliates since the date as of which such number of outstanding Ordinary Shares was reported.

     For purposes of this Section 7, the "Adjusted Conversion Price" shall mean a fraction, (A) the numerator of which is the excess of (x) the product of (1) the total number of Ordinary Shares outstanding on a fully diluted basis as of the Issue Date, but excluding the Ordinary Shares into which the Preferred Shares are then convertible, multiplied by (2) $4.00, over (y) the dollar amount of all such diminutions in the value of, or other losses to, the Company resulting in, or giving rise to, all such Losses (as determined in accordance with and subject to the limitations in the Acquisition Agreement), and (B) the denominator of which is the total number of Ordinary Shares outstanding on a fully diluted basis as of the Issue Date, but excluding the Ordinary Shares into which the Preferred Shares are then convertible.

     Section 8. Anti-dilution Adjustments. In case outstanding Ordinary Shares shall be subdivided, split recapitalized, reclassified or otherwise re-constituted (by way of stock split, stock dividend or otherwise to the extent not received by holders of Preferred Shares pursuant to Section 2(b)) into a greater number of Ordinary Shares, the Conversion Amount in effect at the opening of business on the day following the day upon which such subdivision, split, recapitalization, reclassification or other reconstitution becomes effective shall be proportionately increased, and, conversely, in case outstanding Ordinary Shares shall be combined, recapitalized, reclassified or otherwise re-constituted (by way of a combination, reverse stock split or otherwise) into a smaller number of Ordinary Shares, the Conversion Amount in effect at the opening of business on the day following the day upon which such combination, recapitalization, reclassification or other reconstitution becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective

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immediately after the opening of business on the day following the day upon which such subdivision, split, recapitalization, reclassification, combination or other reconstitution becomes effective. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions then the Board of Directors will make an appropriate adjustment in the Conversion Amount so as to protect the rights of the holders of the Preferred Shares.

     (b) Shareholder Rights Plans. Any shareholder rights plan adopted by the Company shall provide that upon conversion of the Preferred Shares, to the extent that the Holders receive Ordinary Shares, such Holders shall receive, in addition to the whole Ordinary Shares and any cash for fractional Ordinary Shares in accordance with Section 13, if any, the rights issued under such shareholder rights plan the Company may establish, whether or not such rights are separated from the Ordinary Shares prior to conversion.

     (c) Notice of Adjustment. Whenever the Conversion Amount is adjusted in accordance with Section 7 or this Section 8, the Company shall (i) compute the Conversion Amount in accordance with Section 7 or this Section 8 and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth the Conversion Amount, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be certified by the independent public accountants regularly employed by the Company (and corrected, if such accountants determine that the Company's certification is incorrect), and a copy of such certificates mailed to each Holder of record of then outstanding Preferred Shares and filed with the Company's Transfer Agent and (ii) as soon as practicable after the occurrence of an event that requires an adjustment to the Conversion Amount pursuant to Section 7 or this Section 8 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Amount was determined and setting forth the adjusted Conversion Amount. The Company will give written notice to each Holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (1) with respect to any dividend or distribution upon the Ordinary Shares, (2) with respect to any pro rata subscription offer to holders of Ordinary Shares or (3) for determining rights to vote with respect to any Change of Control. The Company will also give written notice to each Holder of Preferred Shares upon the later of (x) ten (10) Business Days prior to the date on which any Change of Control or Liquidation Event will take place, or (y) the date upon which the Company becomes aware that such Change of Control or Liquidation Event will take place.

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     Section 9. Notices. When the Company is required, pursuant to this
Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date selected by the Board of Directors in its sole discretion.

     Section 10. Form. The Preferred Shares shall be issued in definitive, fully registered form with, until such time as otherwise determined by the Company and the Transfer Agent, the restricted share legend (the "Restricted Share Legend"), as set forth on the form of Preferred Share Certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of the terms of the Preferred Shares. Such certificated shares shall be registered in the name or names of the Person or Persons specified by the Company in a written instrument to the Transfer Agent.

     (b) Each Preferred Share Certificate may have notations, legends or endorsements required by applicable law or stock exchange rules. The Preferred Share Certificates shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, at its New York office, as custodian for the Holders, and registered in the name of the Holders or a nominee of the Holders, duly executed by the Company and countersigned and registered by the Transfer Agent as hereinafter provided.

     (c) (i) An Officer shall sign the Preferred Share Certificates for the Company, in accordance with the Company's Memorandum of Association and Articles of Association and applicable law, by manual or facsimile signature.

          (ii) If an Officer whose signature is on a Preferred Share Certificate no longer holds that office at the time the Transfer Agent countersigns the Preferred Share Certificate, the Preferred Share Certificate shall be valid nevertheless.

          (iii) A Preferred Share Certificate shall not be valid until an authorized signatory of the Transfer Agent manually or by facsimile signature countersigns such Preferred Share Certificate. The signature shall be conclusive evidence that such Preferred Share Certificate has been duly authenticated. Each Preferred Share Certificate shall be dated the date of its authentication.

     Section 11. Transfer of Securities. The Preferred Shares, the Ordinary Shares issuable upon conversion of the Preferred Shares and any Ordinary Shares delivered as payment for a dividend pursuant to this Certificate of Designations (collectively, the "Securities") have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws.

     (b) Except in connection with a registration statement relating to the Securities, if Preferred Shares in certificated form are delivered upon the transfer, exchange or replacement of Preferred Shares bearing the Restricted Share Legend, or if a request is made to remove such Restricted Share Legend on Preferred Shares, the Preferred Shares so issued shall bear the Restricted Share Legend and the Restricted Share Legend shall not be removed unless there is delivered to the Company and the Transfer Agent such satisfactory evidence, which may include an opinion of legal counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such Preferred Shares are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver Preferred Shares that do not bear the Restricted Share Legend.

     (c) Ordinary Share Certificates issued upon a conversion of or dividend on the Preferred Shares bearing the Restricted Share Legend shall be in physical certificated form and bear the Restricted Share Legend. Transfers of such Ordinary Shares held in certificated and global form may be effected in the same manner as transfers of the Preferred Shares, mutatis mutandis.

     (d) A Holder of Preferred Shares may transfer or assign some or all of the Preferred Shares (including all accompanying rights hereunder) held by such holder without the consent of the Board of Directors or the Company; provided that such transfer or assignment is in compliance with applicable laws and regulations and the Registration Rights and Shareholders Agreement and a duly executed share transfer form, in a form reasonably satisfactory to the Company, has been delivered to the Company.

     (e) The Company shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the holders of the Preferred Shares), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, and thereby recognize any properly made transfer, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Title to Ordinary Shares shall be determined from the Company's register of members.

     Section 12. Definitions. (a) "Acquiring Entity" has the meaning set forth in Section 3(b)(ii).

     (b) "Acquisition Agreement" has the meaning set forth in Section 7.

     (c) "Adjusted Conversion Price" has the meaning set forth in Section 7.

     (d) "Board of Directors" has the meaning set forth in the preamble hereof.

     (e) "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

     (f) "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock, capital stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     (g) "Change of Control" means (i) the consolidation, merger, takeover, conversion, recapitalization, reorganization, reclassification, consolidation or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale, conveyance or exchange or transfer of all or substantially all of the assets, property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company),
(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Ordinary Shares, (iv) a scheme of arrangement, change to the capital structure or other reorganization of the Company resulting in the Company resulting in a change of control (whether by ownership of voting securities, by contract or otherwise) of the Company or (v) any other transaction which is effected in such a way that holders of Ordinary Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities, property (cash or otherwise) or assets with respect to or in exchange for Ordinary Shares.

     (h) "Change of Control Redemption Price" means, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to the Preferred Shares held by a specified Holder, plus an amount equal to the sum of all accrued dividends through the earlier of (A) the date of payment of the consideration payable upon a Change of Control, or (B) the fifth anniversary of the Issue Date, or (ii) the amount that such Holder would have been entitled to receive with respect to such Change of Control if it had exercised its right to convert all or such portion of its Preferred Shares for Ordinary Shares pursuant to Section 6 immediately prior to date of such Change of Control; provided that a sale by one of the initial Investors to another by any means shall not constitute a Change of Control.

     (i) The "Closing Sale Price" on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the principal U.S. securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not listed on a U.S. national or regional securities exchange, as reported by the NASDAQ Stock Market. If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange and not reported by the NASDAQ Stock Market on the relevant date, the Closing Sale Price shall be the last quoted bid price for the Ordinary Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. In the absence of such a quotation, the Closing Sale Price of the Ordinary Shares will be an amount determined in good faith by the Board of Directors to be the fair market value of such Ordinary Shares, and such determination shall be conclusive.

     (j) "Company" has the meaning set forth in the preamble hereof.

     (k) "Companies Law" means the Companies Law (2004 Revision) of the Cayman Islands.

     (l) "Conversion Amount" has the meaning set forth in Section 5(a).

     (m) "Conversion Date" has the meaning set forth in Section 6(b).

     (n) "Dividend Date" has the meaning set forth in Section 2(a).

     (o) "Dividend Period" has the meaning set forth in Section 2(a).

     (p) "Dividend Record Date" has the meaning set forth in Section 2(a).

     (q) "Dividend Record Date" has the meaning set forth in Section 2(a).

     (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     (s) "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

     (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (u) "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

     (v) "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

     (w) "Holder" means the Person in whose name a Preferred Share is registered.

     (x) "Indebtedness" means, for any Person at the time of any determination, without duplication, and without including any amounts owed by such Person to the Company or any wholly-owned Subsidiary of the Company, the following obligations, contingent or otherwise: (i) all obligations for borrowed money,
(ii) all obligations evidenced by notes, bonds, debentures, acceptances or similar instruments, or arising out of letters of credit or bankers' acceptance issued for such Person's account, (iii) all obligations, whether or not assumed, secured by any issued Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person other than a Permitted Lien, (iv) the capitalized portion of lease obligations under capitalized leases, (v) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person liable, contingently or otherwise, as obligor or otherwise, other than trade payables and other current liabilities incurred in the ordinary course of business, (vi) all obligations of such Person upon which interest charges are customarily paid or accrued, and (vii) any other obligations, contingent or otherwise, of such Person that, in accordance, with GAAP, should be classified upon the balance sheet of such Person as indebtedness, other than trade payable and other current liabilities incurred in the ordinary course of business.

     (y) "Issue Date" has the meaning set forth in Section 2(a).

     (z) "Junior Shares" has the meaning set forth in Section 1.

     (aa) "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any of its Subsidiaries, any filing or agreement to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third Person of property leased to the Company of any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

     (bb) "Liquidation Event" has the meaning set forth in Section 3(a).

     (cc) "Liquidation Preference" has the meaning set forth in Section 3(a).

     (dd) "Mandatory Conversion" has the meaning set forth in Section 5(a).

     (ee) "Mandatory Conversion Date" has the meaning set forth in Section 5(a).

     (ff) "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any of the Corporation or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

     (gg) "Notice of Change of Control" has the meaning set forth in Section 3(b)(i).

     (hh) "Notice of Redemption Upon Change of Control" has the meaning set forth in Section 3(b)(i).

     (ii) "Officer" means the Chairman of the Board and President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

     (jj) "Officer's Certificate" means a certificate signed by two Officers.

     (kk) "Optional Conversion" has the meaning set forth in Section 6(a).

     (ll) "Ordinary Shares" has the meaning set forth in Section 1.

     (mm) "Parity Shares" has the meaning set forth in Section 1.

     (nn) "Permitted Liens" means:

          (A) Liens with respect to taxes, assessments and other governmental charges or levies not yet due and payable or actively contested in good faith;

          (B) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security, governmental insurance and governmental benefits or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bid, leases, government contracts, performance and return of money bonds and similar obligations;

          (C) purchase money Liens in any property acquired by the Company or any of its Subsidiaries in the ordinary course of business to the extent permitted by the Agreement;

          (D) interests or title of a licensor, licensee, lessor or sublessor under any license or lease permitted by this agreement;

          (E) Liens in respect of property of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as warehousemen's, mechanic's, statutory landlord's, materialmen's, carriers' or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable; and

          (F) easements, rights-of-way, restrictions and other similar charges and encumbrances or real property and minor defects or irregularities in the title thereof that do not (X) secure obligations for the payment of money or (Y) materially impair the value of such property or its use by the Company or any of its Subsidiaries in the Ordinary course of business.

     (oo) "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     (pp) "Preferred Shares" has the meaning set forth in the preamble hereof.

     (qq) "Restricted Share Legend" has the meaning set forth in Section 10(a).

     (rr) "Securities" has the meaning set forth in Section 11(a).

     (ss) "Securities Act" means the Securities Act of 1933, as amended.

     (tt) "Senior Shares" has the meaning set forth in Section 1.

     (uu) "Stated Value" has the meaning set forth in the preamble hereof.

     (vv) "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     (ww) "Trading Day" means a day during which (i) trading in the Ordinary Shares generally occurs and (ii) a Closing Sale Price for the Ordinary Shares is provided on The New York Stock Exchange or, if the Ordinary Shares are not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are listed or, if the Ordinary Shares are not listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then traded.

     (xx) "Transfer Agent" means _____________ unless and until a successor is selected by the Company, and then such successor.

     Section 13. Fractional Shares. No fractional Ordinary Shares shall be issued to Holders. Subject to applicable law, in lieu of any fraction of an Ordinary Share that would otherwise be issuable in respect of the aggregate number of Preferred Shares surrendered by a Holder upon a conversion or issuable to a Holder in respect of a share dividend payment made in Ordinary Shares, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of any payment of a share dividend, the Closing Sale Price on the Trading Day next preceding the issuance of such Ordinary Shares or (b) in the case of Ordinary Shares issuable upon conversion, the Closing Sale Price on the Trading Day next preceding the date of conversion.

     Section 14. Miscellaneous. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the conversions of the Preferred Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of Ordinary Shares so reserved shall at no time be less than 130% of the number of Ordinary Shares for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions). The initial number of Ordinary Shares reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Preferred Shares based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved Ordinary Shares reserved for such transferor. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

     (b) The Company covenants that any Ordinary Shares issued upon conversion of the Preferred Shares or issued in respect of a share dividend payment shall be validly issued, fully paid and non-assessable.

     (c) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Ordinary Shares or other securities or property upon conversion of the Preferred Shares pursuant hereto.

     (d) The Preferred Shares are perpetual and not redeemable, other than as set forth in this Certificate of Designations.

     (e) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     (f) Preferred Shares may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders of Preferred Shares.

     (g) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     (h) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Preferred Shares and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Shares and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Preferred Shares and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Shares and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Shares and qualifications, limitations and restrictions thereof unless so expressed herein.

     (i) Preferred Shares that have been issued and reacquired in any manner, including Preferred Shares purchased or converted, shall (upon compliance with any applicable provisions of the laws of the Cayman Islands) be cancelled and have the status of authorized but unissued preferred shares of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred shares of the Company, provided that any issuance of such preferred shares must be in compliance with the terms hereof.

     (j) If any of the Preferred Share Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Share Certificate, or in lieu of and substitution for the Preferred Share certificate lost, stolen or destroyed, a new Preferred Share Certificate of like tenor and representing an equivalent amount of Preferred Shares, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Share Certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

     (k) The Company shall not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Shares set forth herein, but will at all times in good faith assist in the carrying out of all terms and in the taking of all action that may be necessary or appropriate in order to protect the rights of the Holders of then outstanding Preferred Shares against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of stock receivable on the conversion of Preferred Shares above the amount payable therefor on such conversion and (ii) shall take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares on the conversion of all Preferred Shares from time to time outstanding.

     (l) The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (m) No failure or delay on the part of a Holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                                                       EXHIBIT A

IN WITNESS WHEREOF, the Board of Directors of the Company approved and resolved the terms of the Preferred Shares as described in this Certificate of Designations at their meeting of the _____ day of ______________.



                                                     SCOTTISH RE GROUP LIMITED

                                                     By: _____________________
                                                     Name:
                                                     Title:

ATTEST:

     By: ___________________
     Name:
     Title:

                                                                   EXHIBIT A

                       FORM OF PREFERRED SHARE CERTIFICATE

         OF 7.25% CONVERTIBLE CUMULATIVE PARTICIPATING PREFERRED SHARES
                          OF SCOTTISH RE GROUP LIMITED



CUSIP: [     ]
CERTIFICATE NUMBER:

                                                             ___________ SHARES

This represents and certifies that ____________ is the registered holder of __________ fully paid and non-assessable 7.25% Convertible Cumulative Participating Preferred Shares (Stated Value $600 per share) of Scottish Re Group Limited (the "Company"), transferable, in accordance with and subject to applicable law, upon the books of the Company by the holder hereof in person or by the holder's duly authorized attorney upon surrender of this certificate properly endorsed and such documentation necessary to give effect to the transfer under applicable law. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and Articles of Association of the Company and all amendments thereto (copies of which are on file at the office of the Company), to which the holder of this certificate, by acceptance hereof, accepts.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT.

     IN WITNESS WHEREOF, Scottish Re Group Limited has executed this Certificate as of the date set forth below.


         SCOTTISH RE GROUP LIMITED

         By:____________________________
            Name:
            Title:

         By:______________________________
            Name:
            Title:

         Dated:____________________________






TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing 7.25%
Convertible Cumulative Participating Preferred Shares of
Scottish Re Group Limited

         [     ],
         as Transfer Agent,

         By:________________________________
            Name:
            Title:  Authorized Signatory

         Dated: _____________________________

                             REVERSE OF THE SECURITY

The Company will furnish to any shareholder, upon request and without charge, a full statement of the information required by the Companies Law (2004 Revision) of the Cayman Islands with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the 7.25% Convertible Cumulative Participating Preferred Shares (Stated Value $600 per share) and the qualifications, limitations or restrictions on those preferences or rights of such preferred shares and each other class or series authorized to be issued. Any such request must be made to the secretary of the Company or to the Transfer Agent.



                                   ASSIGNMENT

For Value Received, ___________ hereby sells, assigns and transfers unto _________ (print or typewrite name, address and social security or other identifying number of assignee) ______ shares represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ as attorney, to transfer the said shares on the books of the within named Company with full power of substitution in the premises.


Dated:_________________________


X_________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                              NOTICE OF CONVERSION

        (To be Executed by the Registered Holder in order to Convert the 7.25% Convertible Cumulative Participating Preferred Shares)

     The undersigned hereby irrevocably elects to convert (the "Conversion") _______ 7.25% Convertible Cumulative Participating Preferred Shares (the "Preferred Shares"), represented by share certificate No(s). ___ (the "Preferred Share Certificates") into ordinary shares, par value $0.01 per share (the "Ordinary Shares"), of Scottish Re Group Limited (the "Company") according to the conditions of the Certificate of Designations describing the terms of the Preferred Shares (the "Certificate of Designations"), as of the date written below. No fee will be charged to the Holder for any conversion. A copy of each Preferred Share Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     The undersigned represents and warrants that all offers and sales by the undersigned of the Ordinary Shares issuable to the undersigned upon conversion of the Preferred Shares shall be made pursuant to registration of the Ordinary Shares under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

     The Company is not required to issue Ordinary Shares until the original Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue Ordinary Shares and deliver Ordinary Share Certificates to an overnight courier not later than two business days following receipt of the original Preferred Share Certificate(s) to be converted.

     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:  __________________________________________

Applicable Conversion Amount:  __________________________________

Number of 7.25% Convertible
Cumulative Participating Preferred Shares to be Converted:  ___________________

Number of Ordinary Shares to be Issued:  __________________

Signature:  ______________________________________________________

Name:  ___________________________________________________________

Address:(1)  _____________________________________________________

Fax No.:  ________________________________________________________


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     (1) Address where Ordinary Shares and any other payments or certificates shall be sent by the Company.